Exhibit 10.12

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PATENT LICENSE AGREEMENT

This Agreement is made and entered into as of the 13th day of May, 2013 (“Effective Date”) by and between Thermo CRS, Ltd., a Canadian corporation and indirect subsidiary of Thermo Fisher Scientific Inc. (“Licensor”) and Rapid Micro Biosystems Inc., a Delaware corporation (“Licensee”). Licensor and Licensee may be individually referred to as “Party” and collectively as “Parties.”

WHEREAS, Licensor owns and controls U.S. Patent [***], Canadian Patent [***] and European Patent [***] (the “Licensed Patents”); and

WHEREAS, Licensee wishes to obtain a license from Licensor under the Licensed Patents for the purpose of commercializing Licensed Products as defined below.

NOW, THEREFORE, in consideration of the mutual covenants and premised contained herein, the Parties agree as follows:

1.	DEFINITIONS

1.1	“Affiliate” means any business entity at least 50% owned by a Party, directly or indirectly, any business entity that owns at least 50% of a Party, directly or indirectly, or any business entity that is at least 50% owned by a business entity that owns at least 50% of the Party.

1.2	“Change in Control” means a transaction or a series of related transactions: (a) in which one or more parties that did not previously own or control greater than fifty percent (50%) equity interest in Licensee obtains ownership or control of greater than fifty percent (50%) equity interest in Licensee; (b) in which Licensee sells all or substantially all of its assets; or (c) a merger of Licensee with or into an un- Affiliated third party, where Licensee is not the surviving entity. Notwithstanding the foregoing, Change in Control shall not include (i) any transaction or series of transactions entered into primarily for equity financing purposes so long as less than 50% of Licensee is owned by entities engaged in the lease or sale of goods or the development of goods for lease or sale or (ii) any public offering of securities.

1.3	“Field” means [***].

1.4	“Licensed Method” means a method, the practice of which is covered by at least one valid claim of any of the Licensed Patent Rights in the country of use.

1.5	“Licensed Patent Rights” means the Licensed Patents and any reissues, reexaminations and extensions.

1.6	“Licensed Product” means a product, the manufacture, use or sale of which is covered by at least one valid claim of any of the Licensed Patent Rights in the country of manufacture, use, or sale.

2.	GRANT

2.1	Licensor hereby grants to Licensee a world-wide, royalty-bearing non-exclusive license under the Licensed Patent Rights to develop, manufacture, have manufactured for Licensee, use, distribute, promote, sell, have sold through distributors, import and otherwise commercialize Licensed Products [***] marked with Licensee’s own name and trademark(s) for use in the Field, and to convey to its direct and indirect customers the right to practice Licensed Methods and use or resell Licensed Products in the Field.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2	Except for the rights expressly conveyed to distributors and to direct and indirect customers in Section 2.1, Licensee receives no right to sublicense under Licensed Patent Rights.

2.3	No right is granted, expressly or by implication, to use Licensed Products outside of the Field or to label Licensed Products with any name or trademark not owned by Licensee or to sell Licensed Products on a stand-alone basis for use [***].

2.4	Licensee shall mark all Licensed Products with U.S. Patent [***] and other granted patents of the Licensed Patent Rights, as appropriate in the jurisdiction of use or sale, shall disclose the format for such patent marking to Licensor and shall comply with Licensor’s reasonable instructions regarding modifications to such format.

2.5	In the event that Licensee obtains patent rights based on an application filed after the Effective Date that cover the manufacture and/or use [***] covered by the Licensed Patent Rights, Licensee agrees to make available to Licensor a license to such patent rights under reasonable terms upon Licensor’s request. Notwithstanding the foregoing, Licensee is not obligated to offer a license to Licensor to patent rights for the use of [***].

3.	FEES AND ROYALTIES

3.1	In partial consideration for rights granted in this Agreement, Licensee shall pay Licensor:

a)	forty thousand dollars ($40,000) within ten business days of the completed execution of this Agreement;

b)	forty thousand dollars ($40,000) within twelve months after the Effective Date; and

c)	forty-five thousand dollars ($45,000) within twenty-four months after the Effective Date.

The payments of 3.1(a) and 3.1(b) shall be non-refundable and non-creditable. The payment of 3.1(c) shall be non-refundable and creditable only against earned royalties with respect to Licensee sales of Licensed Products during calendar year 2015.

3.2	In partial consideration for the rights granted under this Agreement, Licensee shall pay a royalty of:

a)	[***] for each system containing [***] Licensed Products, except as such amount is adjusted under Sections 3.3 or 3.4, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

b)	[***] per Licensed Product for each system containing [***] Licensed Products other than [***], except as such amount is adjusted under Sections 3.3 or 3.4.

3.3	It is understood that any legal challenge of the subject patents, through USPTO, EPO or other legal proceedings would be costly for the Licensor, and therefore it is agreed that any challenge initiated or facilitated by the Licensee would increase the cost of the license. In the event that Licensee challenges or facilitates a challenge to the validity of any of the Licensed Patent Rights, the above fees shall be increased from [***] to [***] and from [***] to [***], for the current quarter and all subsequent quarters.

3.4	If Licensee is obligated to pay a royalty to a third party on [***] for which a royalty is due to Licensor, then Licensee may reduce the amount payable to Licensor by half of what it pays to the third party; provided that the amount payable to Licensor on each system shall not be reduced under this clause by more than [***] (e.g., from [***] to [***]).

3.5	Licensee shall transmit reports of licensed products sold to Licensor (to Licensor’s designated e-mail address with a confirmation copy by regular mail) within [***] days after the end of each calendar quarter (commencing with the first calendar quarter in which a Licensed Product under the license has been sold). Each report shall identify the numbers of units sold (by model number) and calculate the royalties due (after reflecting the amount creditable in 3.1c for reports on sales in a quarter of 2015). The mailed confirmation copy shall be accompanied by payment.

4.	TERM AND TERMINATION

4.1	The Agreement shall go into effect as of the Effective Date, provided that the payment of Section 3.1a is made, and shall remain in effect until the last to expire of the Licensed Patent Rights.

4.2	Licensee may terminate at any time, with [***] days prior written notice to Licensor.

4.3	Licensor may terminate for cause, in the event that Licensee is in breach of any obligation under the agreement, after notice of breach with: a) [***] days’ notice (unless Licensee cures such notified breach within the [***] day period); and b) effective immediately in the event that Licensee is insolvent, files for bankruptcy or receivership under any applicable law. If the notified breach under (a) is failure to report and pay royalties when due, the notice and cure period shall be shortened to [***] days for the second breach and to no cure period for any subsequent breach.

4.4	Licensor shall also have the right to terminate in the event Licensee challenges or facilitates the challenge of any of the patents or patent applications under Licensed Patent Rights.

4.5	Licensor shall have the right to terminate this Agreement with [***] months prior written notice to Licensee if there is a Change in Control in Licensee and Licensee has failed to obtain Licensor’s written consent either prior to its effective date or, if such prior approval is impracticable, within [***] days after its effective date. Licensor shall not unreasonably withhold approval of a Change in Control. Licensor shall have a period to exercise this right of up to [***] months from the date on which Licensor is notified of the Change in Control.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.	GENERAL PROVISIONS

5.1	This Agreement shall be governed by the laws of Massachusetts. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

5.2	This Agreement constitutes the entire and only agreement between the Parties with respect to Licensed Patent Rights and Licensed Products; and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreement altering or supplementing the terms hereof may be made except by a written document signed by both Parties.

5.3	This Agreement will not be assigned nor sublicensed by Licensee without Licensor’s prior written consent, and any purported assignment or sublicense made without such prior written consent shall be void.

5.4	Notices under this Agreement shall be given in writing, either certified mail or express delivery, to the following addresses or such other as may be provided from time to time under the terms of this notice provision:

If to Licensor:	THERMO CRS, LIMITED
5344 John Lucas Drive
Burlington, ON L7L 6A6
Attn: Site Leader

With a copy to:	Legal Department
Thermo Fisher Scientific
81 Wyman Street
Waltham, MA 02454-9046

If to Licensee:	RAPID MICRO BIOSYSTEMS INC.
One Oak Park Drive
Bedford, MA 01730

5.5	Licensor and its Affiliates DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL LICENSOR OR ITS AFFILIATES BE LIABLE HEREUNDER TO THE LICENSEE, ITS AFFILIATES, OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) INCURRED BY THE OTHER PARTY OR PERSON AND ARISING FROM ANY MANUFACTURE, USE, OR SALE OF LICENSED PRODUCTS EVEN IF SUCH OTHER PARTY OR PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.6	Licensee shall indemnify, defend and hold harmless Licensor with respect to any third party claim against Licensor arising out of Licensee’s manufacture, use or sale of Licensed Products.

5.7	Headings are included herein for convenience only and will not be used to construe this Agreement.

5.8	If any part of this Agreement is for any reason found to be unenforceable, all other parts will remain enforceable to the fullest extent possible.

5.9	This Agreement may be signed in two counterparts transmitted between the Parties as electronic documents, both of which together shall constitute one and the same Agreement, binding on the Parties as if each had signed the same document.

IN WITNESS WHEREOF, Parties hereto have caused their duly authorized representatives to execute this Agreement.

THERMO CRS, LTD		RAPID MICRO BIOSYSTEMS, INC.

By:	/s/ Hansjoerg Haas	By:	/s/ Stephen H. Delity
Name:	Hansjoerg Haas	Name:	Stephen H. Delity
Title:	Productline Dir.	Title:	President and CEO
Date:	May 13, 2013	Date:	June 10, 2013

5